Exhibit 10.21

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is entered into as of June 24, 2013, by and among Fate Therapeutics, Inc., a Delaware corporation (the “Company”), and the purchasers (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto, as amended from time to time.

In consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE, SALE AND TERMS OF NOTES

1.1 Purchase and Sale of Notes.

(a) Agreement to Purchase and Sell. Subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to each Investor and each Investor agrees to purchase one or more convertible promissory notes (each, a “Note” and collectively, the “Notes”) in the principal amounts set forth opposite each Investor’s name on Exhibit A hereto. The Notes shall be issued in an aggregate principal amount of up to ten million six hundred thousand dollars ($10,600,000) and shall be issued substantially in the form attached hereto as Exhibit B.

(b) Initial Closing, Subsequent Closing and New Investor Closing. Such purchases and sales shall take place initially at a closing to be held at the offices of the Company on the date hereof or such other date as may be mutually agreed upon by the Company and the Investors purchasing a majority of the aggregate principal amount of the Notes at such closing (the “Initial Closing” and also a “Closing”). Promptly after the Initial Closing, the Company shall offer to each Major Preferred Holder (as defined in the Company’s Amended and Restated Certificate of Incorporation in effect as of the date hereof (the “Restated Certificate”)) (each, a “Potential Investor” and collectively, the “Potential Investors”) the right to purchase up to its respective Pro Rata Amount (as defined in the Restated Certificate) of Notes in an aggregate principal amount of $3,585,579 (as further set forth in Exhibit C) at a subsequent closing to occur on or about July 22, 2013, or at such later date as the Company may notify the Potential Investors of in writing (the “Subsequent Closing” and also a “Closing”), on the same terms and conditions as those contained in this Agreement. In addition, the Company may issue additional Notes in an aggregate principal amount of up to $7,000,000 in the aggregate to (i) existing investors who are not Major Preferred Holders (the “Additional Investors”) for purchase at the Subsequent Closing and (ii) new investors who are not currently stockholders of the Company (the “New Investors”) at any time, and from time to time, on or after June 24, 2013 and no later than September 1, 2013 (each a “New Investor Closing” and also a “Closing”). At such Subsequent Closing and New Investor Closing, each Potential Investor, Additional Investor or New Investor shall become a party to this Agreement as an Investor by execution of a counterpart signature page hereto, or an addendum agreement hereto. Notwithstanding anything to the contrary herein, the Company shall have the right to exclude from participation in the Subsequent Closing and New Investor Closing any Potential Investor or New Investor that is not an “accredited investor,” as defined in the rules and regulations of the Securities and Exchange Commission under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and does not qualify for another applicable securities law exemption acceptable to the Company.

(c) Payment. At each Closing, the Company will issue and deliver a Note to each participating Investor, against payment of the purchase price thereof by check, wire transfer or by cancellation or conversion of indebtedness of the Company to the Investor, or by any combination of such methods. In connection with the Subsequent Closing and any New Investor Closing, Exhibit A shall be amended or supplemented to indicate the principal amount of Notes sold at such Closing and the Investors participating therein.

(d) More Favorable Terms. In the event the board of directors of the Company (the “Board”) approves the issuance of Notes to any New Investors containing any terms or conditions that are more favorable to such New Investors than the terms and conditions of the existing Notes previously issued to Investors listed on Exhibit A, the provisions of such previously issued Notes shall be amended to include such more favorable terms and conditions and the Company shall offer such more favorable terms and conditions to Potential Investors.

1.2 Effects of Each Closing. Upon the consummation of the Initial Closing (with respect to the Investors listed on Exhibit A hereto as purchasers of Notes at the Initial Closing) or the Subsequent Closing (with respect to all other Investors), if any Investor that is a Major Preferred Holder as of immediately prior to the Initial Closing, fails to purchase Notes in such Closing representing at least the full amount of their respective Pro Rata Amount of Notes in an aggregate principal amount of $3,585,579 (as further set forth on Exhibit C), then (i) the Applicable Portion (as defined in the Restated Certificate) of shares of Preferred Stock then held by such Investor shall automatically be converted into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) at a ratio of 10 shares of Preferred Stock to 1 share of Common Stock pursuant to and in accordance with Article Fourth, Part B, Section 4(a) of the Restated Certificate and (ii) all rights with respect to the Company’s Series A Preferred Stock, par value $0.001 per share, Series B Preferred Stock, par value $0.001 per share, Series B-1 Preferred Stock, par value $0.001 per share and Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) converted pursuant to this Section 1.2, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of such conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time), except only the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive a certificate or certificates for the number of full shares of Common Stock issuable on such conversion.

1.3 Conversion of Notes. Each Note shall be convertible into shares of a new series of the Company’s preferred stock (the “New Preferred Stock”), shares of the Company’s Series C Preferred Stock or shares of the Company’s Common Stock, as the case may be, pursuant to Section 4 of the Note. The Notes, the shares of New Preferred Stock, Series C

Preferred Stock or Common Stock issuable upon conversion of the Notes and the shares of Common Stock into which such New Preferred Stock or Series C Preferred Stock is convertible shall be referenced herein as the “Securities”.

1.4 Authorization and Reservation of New Preferred, Series C Preferred or Common Stock. If, at the time of conversion, there are insufficient authorized shares of New Preferred Stock, Series C Preferred Stock or Common Stock to permit conversion of the Notes in full, the Company shall take all corporate action and shall use best efforts to cause the Board and the Company’s stockholders to recommend and approve such actions as are necessary to authorize a sufficient number of shares of New Preferred Stock, Series C Preferred Stock or Common Stock to permit such conversion in full, and each Investor agrees to cooperate with the Company and to vote any of its voting securities of the Company in favor of any action requiring stockholder consent to authorize or issue such New Preferred Stock, Series C Preferred Stock or Common Stock to permit such conversion in full.

ARTICLE II

CLOSING CONDITIONS

2.1 Conditions to Investors’ Obligations. Each Investor’s obligation to purchase the Notes at the applicable Closing is subject to the waiver by the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true and correct in all material respects as of the date of the Closing.

(b) Performance by the Company. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

2.2 Conditions to Company’s Obligations. The obligation of the Company to issue and sell the Notes to Investors at the Closing are subject to the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of each Investor purchasing Notes at such Closing set forth in Article IV hereof shall be true and correct in all material respects as of the date of the Closing.

(b) Performance by Investors. The Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor as follows, each of which representation and warranty is true and correct as of the date hereof and will be true and correct as of the Closing:

3.1. Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business or assets of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver the Notes.

3.2. Authorization of Agreements.

(a) Except for the authorization and issuance of the Securities issuable upon conversion of the Notes, the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the issuance, sale and delivery of the Notes have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate, the Bylaws of the Company or will not result in a violation of any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets are bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, encumbrance, or, to the Company’s knowledge, claim of any nature whatsoever upon any of the properties or assets of the Company, the result of any of which would have a material adverse effect on the business of the Company.

(b) The issuance, sale or delivery of the Notes and the subsequent conversion of the Notes into the New Preferred Stock, Series C Preferred Stock or Common Stock, as applicable, is not subject to any preemptive right of stockholders of the Company that has not been waived or complied with or to any right of first refusal or other right in favor of any person that has not been waived or complied with.

3.3. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Notes, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The applicable Securities, when authorized, issuable upon conversion of the Notes and the shares of the Common Stock underlying any New Preferred Stock or Series C Preferred Stock issuable upon conversion of the Notes, when issued, sold and delivered in compliance with the terms and for the consideration expressed in this Agreement and the Notes, will be duly authorized and validly issued (including without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable. The issuance or sale by the Company of the Securities will not trigger any anti-dilution adjustments, other than any such adjustments as have been effectively waived in writing prior to the date hereof.

3.4. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Investors set forth in Article IV, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the issuance, sale and delivery of the Notes, other than filings pursuant to state securities laws (all of which filings have been or will be made by the Company) in connection with the sale of the Notes, if any.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor severally represents and warrants to the Company as follow:

4.1 Authority. Investor has full power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement, the Notes and all other documents or instruments required hereby and thereby.

4.2 Purchase for Own Account. Investor is acquiring the Notes for its own account and the Securities are being or will be acquired by such Investor for the purpose of investment and not with a view to distribution. Investor agrees that it will not sell or transfer any of the Securities without registration under applicable federal and state securities laws, or the availability of exemptions therefrom and acknowledges that the Securities will each bear a restrictive legend stating that the Securities have not been registered under applicable federal and state securities laws and referring to restrictions on their transferability and sale. Investor was not organized for the specific purpose of acquiring the Notes.

4.3 Financial Expertise. Investor acknowledges that it currently has, and had immediately prior to its receipt of the offer of sale from the Company, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of this investment.

4.4 Company Information. Investor acknowledges that, during the course of the transactions contemplated by this Agreement and prior to the sale to such Investor of the Notes hereunder, such Investor (i) has had the opportunity to ask questions of, and receive answers from, management of the Company concerning the terms and conditions of this investment and other matters concerning the Company, (ii) has had the opportunity to obtain any additional information of the same kind that is specified in Rule 502 of Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or that is necessary to verify the accuracy of the other information obtained and (iii) has received such information as it deems necessary to enable it to make its investment decision.

4.5 Accredited Investor. Investor is an “accredited investor” as defined by the rules and regulations of the Securities and Exchange Commission pursuant to the Securities Act.

4.6. Legends. It is understood that the Notes have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 504, 505 or 506 promulgated under the Securities Act, (ii) the Notes must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and such Notes will bear a legend substantially similar to that set forth below and the Company will make a notation in its transfer books to such effect:

“THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

ARTICLE V

COVENANTS

5.1 Covenants of the Company. So long as any of the Notes are outstanding, the Company covenants and agrees with each of the Investors that it shall pay the principal of and interest on each of the Notes, at the times and place and in the manner provided in the Notes; provided, however, that any prepayments on the Notes pursuant to Section 3 of the Notes shall be made pro rata to all the holders of the Notes in proportion to the outstanding balances of the Notes.

5.2 Covenants of Each Investor. Each Investor covenants and agrees that, to the extent it is not already a party, it will become a party to any stockholder agreements of the Company prior to any conversion of the Notes.

5.3 Market Standoff. Each Investor agrees in connection with the Company’s first public offering of its Common Stock to the general public that is effected pursuant to a registration statement filed with and declared effective by, the Securities and Exchange Commission under the Securities Act (the “IPO”), upon request of the underwriters managing such IPO, not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any Securities (other than those included in the registration) without the prior written consent of such underwriters, as the case may be, for such period of time (not to exceed 180 days, but subject to such extension(s) as may be required by the underwriters in order to publish research reports while complying with FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) as may be requested by such managing underwriters; provided that all directors, officers and holders of one percent (1%) or more of the Company’s outstanding capital stock are similarly bound; and provided further that any early release of any then-current or former officer or director or any holder of one percent (1%) or more of the Company’s outstanding capital stock from market standoff agreements similar to the foregoing is apportioned pro rata among all securityholders bound by such market standoff agreements, subject to any qualifications or limitations contained in the market standoff agreements as may be agreed upon by the managing underwriters.

ARTICLE VI

MISCELLANEOUS

6.1 No Waiver; Cumulative Remedies. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or of any other right of the such party, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.2 Amendments, Waivers and Consents. The Company’s agreements with each of the Investors are separate agreements, and the sales of the Notes to each of the Investors are separate sales. Nonetheless, except as set forth in Section 1.4, which amendment shall not require the consent of any holders of Notes, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate principal amount of all Notes then outstanding; provided, however, that any amendment of any term of this Agreement or the Notes that increases an Investor’s obligations or that disproportionately affects such Investor or disadvantages such Investor in a way that such amendment does not disadvantage all other Investors, shall require the written consent of that Investor; provided, further, that Investors purchasing any Notes in the Subsequent Closing may become parties to this Agreement in accordance with Section 1.1(b) without any amendment of this Agreement pursuant to this paragraph and without any consent or approval of any other Investor, unless otherwise provided herein. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

6.3 Notice. All notices required or permitted under this Agreement or the Notes shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be sent (a) if to an Investor, at the address set forth in the Schedule of Investors hereto or at such other address as to which such Investor may inform the other parties in writing in compliance with the terms of this Section 6.3, and (b) if to the Company, at the address set forth on the signature page hereto, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section 6.3, with a copy (which shall not constitute notice) to Goodwin Procter LLP, 4365 Executive Drive, Suite 300, San Diego, CA 92121, (fax) (858) 457-1255, Attention: Maggie Wong.

6.4 Binding Effect; Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that each Investor may assign its rights and obligations hereunder to an affiliate of such Investor. Such assignee shall be deemed an “Investor” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the assignor and assignee providing a written instrument to the Company notifying the Company of such assignment and the assignor agreeing in writing to be bound by the terms of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.5 Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Notes or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

6.6 Entire Agreements. This Agreement and the Notes constitute the entire agreement between the parties with respect to the subject matter contained herein and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, concerning the subject matter hereof.

6.7 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

6.9 Counterparts. This Agreement may be executed by facsimile in any number of counterparts, all of which taken together shall constitute one and the same instrument.

6.10 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Investor agrees that no other Investor nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Notes.

6.11 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

COMPANY:

FATE THERAPEUTICS, INC.

By:	/s/ Christian Weyer
Christian Weyer, M.D.
President and CEO

Address:	3535 General Atomics Court
Suite 200
San Diego, CA 92121

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ARCH VENTURE FUND VI, L.P.

By:	ARCH Venture Partners VI, L.P.
Its:	General Partner
By:	ARCH Venture Partners VI, LLC
Its:	General Partner

/s/ Keith L. Crandell
Managing Director

Address:	c/o ARCH Venture Partners
8725 West Higgins Road, Suite 290
Chicago, IL 60631
Attn: Mark McDonnell
Fax:	(773) 380-6606

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

POLARIS VENTURE PARTNERS V, L.P.		POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, LLC	By:	Polaris Venture Management Co. V, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ William E. Bilodeau	By:	/s/ William E. Bilodeau
	William E. Bilodeau Attorney In Fact		William E. Bilodeau Attorney In Fact

Address:		Address:
	1000 Winter Street, Suite 3350 Waltham, MA 02451		1000 Winter Street, Suite 3350 Waltham, MA 02451

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.		POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, LLC	By:	Polaris Venture Management Co. V, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ William E. Bilodeau	By:	/s/ William E. Bilodeau
	William E. Bilodeau Attorney In Fact		William E. Bilodeau Attorney In Fact

Address:		Address:
	1000 Winter Street, Suite 3350 Waltham, MA 02451		1000 Winter Street, Suite 3350 Waltham, MA 02451

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

VENROCK ASSOCIATES V, L.P.
By: its General Partner, Venrock Management V, LLC

VENROCK PARTNERS V, L.P.
By: its General Partner, Venrock Partners Management V, LLC

VENROCK ENTREPRENEURS FUND V, L.P.
By: its General Partner, VEF Management V, LLC

By:	/s/ Bryan E. Roberts
Bryan E. Roberts
Member

Address:
Attn: Bryan Roberts
3340 Hillview Avenue
Palo Alto, CA 94304
T. 650 475 3750
F. 650 561 9180

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

OVP VENTURE PARTNERS VII, L.P.
By:	OVMC VII, L.L.C., its General Partner

By:	/s/ Chad Waite
Managing Member

OVP VII ENTREPRENEURS FUND, L.P.
By:	OVMC VII, L.L.C., its General Partner

By:	/s/ Chad Waite
Managing Member

Address:
Attn:	Bill Funcannon
1616 Eastlake Ave. East
Suite 208
Seattle, WA 98102

Signature Page to Note Purchase Agreement

Exhibit A

Schedule of Investors*

Name	Principal Amount of Notes Purchased at the Initial Closing	Principal Amount of Notes Purchased at the Subsequent Closing
ARCH Venture Fund VI, L.P.
OVP Venture Partners VII, L.P.
OVP VII Entrepreneurs Fund, L.P.
Polaris Venture Partners V, L.P.
Polaris Venture Partners Founders’ Fund V, L.P.
Polaris Venture Partners Special Founders’ Fund V, L.P.
Venrock Associates V, L.P.
Venrock Entrepreneurs Fund V, L.P.
Venrock Partners V, L.P.

*	To be updated at the Subsequent Closing

Exhibit B

Form of Convertible Promissory Note

Exhibit C

Pro Rata Amounts

Holder	Initial Closing	Subsequent Closing
ARCH Venture Fund VI, L.P.	$766,403.08
Polaris Venture Partners Entrepreneurs’ Fund V, L.P.	$14,413.20
Polaris Venture Partners Founders’ Fund V, L.P.	$5,065.87
Polaris Venture Partners Special Founders’ Fund V, L.P.	$7,395.55
Polaris Venture Partners V, L.P.	$739,528.46
Venrock Associates V, L.P.	$691,525.58
Venrock Entrepreneurs Fund V, L.P.	$16,247.74
Venrock Partners V, L.P.	$58,629.76
OVP Venture Partners VII, L.P.	$695,885.33
OVP VII Entrepreneurs Fund, L.P.	$4,905.48
Genzyme Corporation		$138,792.42
Astellas Venture Fund I, L.P.		$173,490.56
The Board of Trustees of the Leland Stanford Junior University (PVF)		$138,792.42
Takeda Ventures Inc. (1)		$134,503.55
TOTAL:	$3,000,000.05	$585,578.95